Exhibit 99.1
For Immediate Release

NeueHealth’s Differentiated Alignment Model Expecting Strong Growth in 2022

Next year the company expects to generate approximately $2 billion in Revenue with a meaningful contribution from external payor relationships

MINNEAPOLIS, November 30, 2021 (BUSINESSWIRE) – NeueHealth, the rapidly growing care delivery and provider enablement business of Bright Health Group (NYSE: BHG), is expanding access to care through new and existing relationships with external payors and affiliate provider groups next year. It plans to open at least 25 new clinics across three states including Florida, Texas, and North Carolina, bringing its total owned clinic footprint to over 70 in early 2022.

In addition, NeueHealth intends to bring its alignment model to several new markets in 2023 to support the growing demand from its strategic payor partners.

“NeueHealth has demonstrated remarkable growth and strong performance as we continue to expand in new geographies with our partners,” said Sam Srivastava, CEO of NeueHealth. “Our model integrates payors and providers clinically, financially, and through data and technology, demonstrating a significant reduction in medical costs with better outcomes. We are proud to bring differentiated value to our patients, providers, and the communities we serve.”

NeueHealth is also expanding its current risk-bearing care delivery services for seniors beyond Medicare Advantage through its expected participation in the Center for Medicare and Medicaid Innovation’s Direct Contracting program starting January 1, 2022.

Combining growth from Bright HealthCare, external payors, and Direct Contracting, NeueHealth now expects to generate approximately $2 billion in Revenue in 2022 with a meaningful contribution from external payor relationships.

“The shift of patients and providers from fee-for-service to value-based models is fueling NeueHealth’s rapid growth,” said Mike Mikan, Bright Health Group President and CEO. “We believe NeueHealth is well positioned to capture this trend, enabling it to continue providing diversification, differentiation, and capital efficient growth into the future.”

About NeueHealth

At NeueHealth, we operate local Integrated Systems of Care designed to improve outcomes and experiences for our consumers and Care Partners. We engage in local, personalized care delivery through our ecosystem of Care Partners in the 99 markets we serve, by empowering care delivery organizations to succeed in their efforts to transition from fee for service to value-based care, and through our Integrated Care Delivery clinics, which provide value-based, comprehensive care to all populations. NeueHealth is a multi-payor, multi-segment business that has more than 200,000 providers in our network. Through NeueHealth, we deliver high-quality virtual and in-person clinical care to over 170,000 patients under value-based contracts through our 131 owned and affiliated primary care clinics. NeueHealth is part of Bright Health Group (NYSE: BHG). For more information, visit www.neuehealth.com.

About Bright Health Group

Bright Health Group is built upon the belief that by aligning the best local resources in healthcare delivery with the financing of care we can drive a superior consumer experience, optimize clinical outcomes, reduce systemic waste, and lower costs. We are a healthcare company building a national Integrated System of Care in close partnership with our Care Partners. Our differentiated approach is built on alignment, focused on the consumer, and powered by technology. We have two market facing businesses: NeueHealth and Bright HealthCare. Through NeueHealth, we deliver high-quality virtual and in-person clinical care to over 170,000 patients under value-based contracts through our 131 owned and affiliated primary care clinics. Through Bright HealthCare, we offer Commercial and Medicare health plan products to approximately 721,000 consumers in 14 states and 99 markets. We are making healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan, strategies, expansion plans, and revenue projections. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. and NeueHealth. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; the impact of the COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; and the other factors set forth under the heading “Risk Factors” in Bright Health Group’s prospectus filed pursuant to Rule 424(b)(4) on June 25, 2021, and our other filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###
Investor Contact:
IR@brighthealthgroup.com

Media Contact:
Kris Patrow
651.492.1556
Kris.Patrow@padillaco.com